EXHIBIT 10.5

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is entered into as of June 29, 2015, by and between Willis Limited (the “Company”), a subsidiary of Willis Group Holdings Public Limited Company (“Willis”), and David Shalders (“Executive”).

WHEREAS, the Company and Executive are parties to that certain Employment Agreement, dated September 3, 2013, as amended on April 30, 2014 (the “Letter Amendment”) (the “Employment Agreement”);

WHEREAS, Willis intends to enter into a business combination transaction with Towers Watson & Co. (the “Proposed Merger”) pursuant to the terms of an Agreement and Plan of Merger among Willis, Citadel Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Willis, and Towers Watson & Co., a Delaware corporation, dated as of June 29,
2015 (the “Merger Agreement”), as approved by the Board of Directors of Willis;

WHEREAS, the Company desires to provide Executive with retention incentives in connection with the Proposed Merger; and

WHEREAS, the Company and Executive desire to amend the terms of the Employment Agreement in accordance with this Amendment, effective upon, and subject to, the closing date of the Proposed Merger.

NOW, THEREFORE, in consideration of the continued employment of the Executive with the Company, the covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment. The Letter Amendment and Employment Agreement are hereby amended to include the following in the Letter Amendment after the last sentence of the “Change in Control” definition:

“In addition, and notwithstanding anything herein to the contrary, for purposes of the Contract of Employment, the consummation of the transactions contemplated under the Agreement and Plan of Merger, dated as of June 29, 2015, by and among Willis, Citadel Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Willis, and Towers Watson & Co., a Delaware corporation, shall constitute a Change in Control.”

2.    General.

(a)    The effectiveness of this Amendment shall be conditioned upon the continued employment of the Executive until the closing date under the Merger Agreement.

(b)    In the event that the Merger is not consummated or the Merger Agreement is terminated in accordance with its terms, this Amendment shall be null and void.

(c)    Except as specifically provided in this Amendment, the Employment
Agreement will remain in full force and effect and is hereby ratified and confirmed. To the extent a conflict arises between the terms of the Employment Agreement and this Amendment, the terms of this Amendment shall prevail.

(d) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and shall have the same effect as if the signatures hereto and thereto were on the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

WILLIS LIMITED

Signed:	/s/ Susan Smith
Name:	SUSAN SMITH
Title:	HUMAN RESOURCES DIRECTOR, WILLIS LIMITED

Signed:	/s/ David Shalders
Name:	DAVID SHALDERS
Date:	JUNE 29, 2015